UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2008 (July 10, 2008)
Date of Report (Date of earliest event reported)

SIENA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5625 Arville Street, Suite E, Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (702) 889-8777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 10, 2008, Mr. Anthony DeLise resigned effective immediately as Chief Executive Officer, Chief Financial Officer and as a Member of the Board of Directors of Siena Technologies, Inc. (the “Company”) to pursue other interests. Mr. DeLise’s resignation letter did not reference a disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

On July 10, 2008, Mr. Michael Novielli, a Member of the Board of Directors of the Company, was appointed to the position of Interim Chief Executive Officer to fill the vacancy created by the resignation of Mr. DeLise while the Company finds a suitable replacement.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Dismissal of Jaspers + Hall PC

On July 10, 2008, the Board of Directors of the Company determined that it is in the best interests of the Company to change its principal independent accountants and, in connection therewith, dismissed Jasper + Hall, PC (“Jaspers”).

Jaspers was the independent registered public accounting firm for the Registrant’s from February 11, 2005 until July 10, 2008. None of the Jaspers’ reports on the Company’s financial statements from February 11, 2005 until July 10, 2008, (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Jaspers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Jaspers served as the Company’s independent registered public accounting firm.

However, the report of Jaspers, dated April 18, 2008, on our consolidated financial statements as of and for the year ended December 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered recurring losses and negative working capital, had experienced negative cash flows from operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

The Company has provided Jaspers with a copy of this disclosure and has requested that Jaspers furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Jaspers addressed to the Securities and Exchange Commission dated July 15, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Bartolomei Pucciarelli, LLC.

On July 10, 2008, the Board of Directors of the Company approved the engagement of Bartolomei Pucciarelli, LLC (“BP”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2008. The decision to change the Company’s principal independent accountants was the result of the Board of Directors’ determination that it was in the best interests of the Company.

Prior to July 14, 2008, the date that BP was retained as the principal independent accountants of the Company:

(1) The Company did not consult BP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

(2) Neither a written report nor oral advice was provided to the Company by BP that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult BP regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-X and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-X

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description

16.1	Letter from Jaspers + Hall, PC, dated July 15, 2008 regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SIENA TECHNOLOGIES, INC.

By:	/s/ Michael Novielli Interim CEO

July 15, 2008